Exhibit 107

Calculation of Filing Fee Tables

Form F-10
(Form Type)

ELECTRA BATTERY MATERIALS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
In U.S. Dollars

Proposed
					Maximum		Maximum
	Security	Fee			Offering		Aggregate			Amount of
Security	Class	Calculation	Amount		Price Per		Offering		Fee	Registration
Type	Title	Rule	Registered		Share		Price		Rate	Fee
Equity	Common shares, without par value	—	—		—		—		—	—
Other	Warrants	—	—		—		—		—	—
Other	Subscription receipts	—	—		—		—		—	—
Other	Units	—	—		—		—		—	—
Other	Debt Securities	—	—		—		—		—	—
Unallocated (Universal) Shelf	—	457(o)		(1)		(1)	$55,057,500	(2)	$0.00011020	$6,068
	Total Offering Amounts						$55,057,500			$6,068
	Total Fees Previously Paid									—
	Total Fee Offsets									—
	Net Fee Due									$6,068

(1)	There are being registered under this Registration Statement such indeterminate number of common shares, warrants, subscription receipts, units and debt securities of Electra Battery Materials Corporation (the “Registrant”), and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively, shall have an aggregate initial offering price not to exceed US$55,057,500 (converted from C$75,000,000 at an exchange rate of C$1.00=US$0.7341, which was the daily exchange rate as reported by the Bank of Canada on February 24, 2023, a date within 5 business days of filing this Registration Statement). Pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of common shares, warrants, subscription receipts, units and debt securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.